Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

Michael V. Shustek, as Chief Executive Officer of Vestin Realty Mortgage II, Inc. (the “Registrant”), and John Alderfer, as Chief Financial Officer of the Registrant, hereby certify, pursuant to 18 U.S.C. §1350, that:

(1)
the Registrant’s Report on Form 10-K for the twelve months ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the applicable requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 13, 2007

/s/ Michael V. Shustek
Michael V. Shustek
Chief Executive Officer
of Vestin Realty Mortgage II, Inc.

Date: March 13 2007

/s/John Alderfer
John Alderfer
Chief Financial Officer
of Vestin Realty Mortgage II, Inc.